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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Commercial Net Lease Realty, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-3 of Commercial Net Lease Realty, Inc. to be filed with the Securities and Exchange Commission on May 29, 2003, of our reports dated January 10, 2003, except as to the fifth paragraph of Note 20 to the consolidated financial statements, which is as of February 13, 2003, relating to the consolidated balance sheets of Commercial Net Lease Realty, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedules, which reports appear in the December 31, 2002 annual report on Form 10-K of Commercial Net Lease Realty, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

/S/  KPMG LLP
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Orlando, Florida
May 27, 2003